FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER 2019 FINANCIAL RESULTS

FROM CONTINUING OPERATIONS

•          Q1 GAAP net income per diluted share from continuing operations of $0.78 versus prior-year GAAP net income per diluted share from continuing operations of $0.72

•          Q1 non-GAAP diluted EPS from continuing operations of $0.80 versus prior-year non-GAAP diluted EPS from continuing operations of $0.74

•          Raises top end of guidance range for 2019 non-GAAP diluted EPS from continuing operations

MELVILLE, N.Y., May 7, 2019 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, today reported record first quarter financial results from continuing operations. Note that results from continuing operations exclude contributions from Henry Schein’s former Animal Health business, which was spun off in February 2019 to form a new publicly traded company, Covetrus.

Net sales from continuing operations for the quarter ended March 30, 2019, were $2.4 billion, an increase of 3.8% compared with the first quarter of 2018. The 3.8% increase consisted of 6.6% growth in local currencies and a 2.8% decline related to foreign currency exchange. In local currencies, internally generated sales increased 4.3% and acquisition growth was 2.3%. Excluding approximately $15.0 million in corporate revenues from product sales to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, normalized internal sales growth in local currencies was 3.7% (see Exhibit A for details of sales growth and a reconciliation of this non-GAAP measure to GAAP sales).

Net income attributable to Henry Schein, Inc. from continuing operations for the first quarter of 2019 was $118.4 million, or $0.78 per diluted share, compared with prior-year net income from continuing operations of $111.5 million, or $0.72 per diluted share. Non-GAAP net income from continuing operations for the first quarter of 2019 was $120.6 million, or $0.80 per diluted share, compared with non-GAAP net income from continuing operations of $113.6 million, or $0.74 per diluted share, for the first quarter of 2018. Non-GAAP results for the first quarter of 2019 and 2018 exclude certain items noted in Exhibit B, which provides a reconciliation of GAAP net income from continuing operations and diluted EPS from continuing operations to non-GAAP net income and diluted EPS from continuing operations.

“We are pleased with our performance to date as we execute on our 2018 to 2020 strategic plan. We have completed the first quarter of what we have characterized as a transition year as we continue to separate operations of our former Animal Health business. Throughout this transition, we believe we gained market share in both of our global Dental and Medical businesses, and are confident that Henry Schein is well-positioned for operational success over the long-term,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.

“We will continue to focus on supporting our customers around the world with the broadest array of products and services, along with innovative technology that expands our value-added solutions offering while pursuing new investment opportunities,” Mr. Bergman continued.

Dental sales of $1.5 billion decreased 0.1%, consisting of 3.8% growth in local currencies and a 3.9% decline related to foreign currency exchange. In local currencies, internally generated sales increased 3.2% and acquisition growth was 0.6%. The 3.2% internal growth in local currencies included 2.7% growth in North America and 4.0% growth internationally.

“First quarter dental consumables internal sales growth in North America was 2.5%, reflecting modest market-share gains in a stable end market. Dental equipment internal sales growth of 3.3% in local currencies improved sequentially, driven by double-digit growth in CAD/CAM equipment sales,” commented Mr. Bergman. “Internationally, dental consumables internal sales in local currencies had robust growth of 5.5%. Dental equipment internal sales in local currencies declined by 1.2%, due largely to the timing of the International Dental Show (IDS) in Cologne, Germany, in March, which customarily results in lower international equipment sales in the first quarter that typically accelerate in the second quarter.”

Medical sales of $683.7 million increased 6.8%, consisting of 7.0% growth in local currencies and a 0.2% decline related to foreign currency exchange. In local currencies, internally generated sales increased 5.1% and acquisition growth was 1.9%.

“We were pleased with Medical internal sales growth of 5.1% in local currencies during the first quarter, despite a fairly light influenza season that adversely impacted patient office visits,” remarked Mr. Bergman. “We are well-positioned in our partnerships with large group practices, independent physician offices, and alternate sites of care, which are driving our continued market-share gains.”

Technology and Value-Added Services sales from continuing operations of $115.5 million increased 35.1%, consisting of 36.8% growth in local currencies and a 1.7% decline related to foreign currency exchange. In local currencies, internally generated sales increased 2.1% and acquisition growth was 34.7%.

“Technology and Value-Added Services growth in the first quarter was primarily driven by the formation of Henry Schein One. North America internal sales growth in local currencies was 0.9%. Internal sales increased by 7.0% in local currencies in our international business. With a single connected platform in Henry Schein One, we are helping our customers leverage technology solutions to automate tasks, share data, and better communicate with their patients.  We expect these solutions will drive long-term growth in our technology, as well as our distribution businesses,” said Mr. Bergman.

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Stock Repurchase Plan

The Company repurchased approximately 2.5 million shares of its common stock during the first quarter at an average price of $59.45 per share, or a total of approximately $150 million. The impact of the repurchase of shares on first quarter 2019 diluted EPS was immaterial. At the end of the first quarter of 2019, Henry Schein had approximately $250 million authorized and available for future stock repurchases.

Restructuring Program

Henry Schein previously disclosed a comprehensive restructuring initiative designed to increase profitability by improving business efficiencies, reducing redundancies and maximizing the Company's infrastructure.  The Company recorded a pretax restructuring charge in the first quarter of 2019 of $4.6 million, or $0.02 per diluted share. These charges primarily include severance pay, facility closing costs, and outside professional and consulting fees directly related to the restructuring.

2019 EPS Guidance

Henry Schein today raises 2019 non-GAAP financial guidance. At this time the Company is not providing GAAP guidance as it is unable to provide an accurate estimate of costs related to its restructuring initiative on full-year 2019 financial results. Guidance is as follows:

•          2019 non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc. is expected to be $3.38 to $3.50, reflecting growth of 7% to 10% compared with 2018 non-GAAP diluted EPS from continuing operations of $3.17. This compares to prior guidance of $3.38 to $3.46, reflecting growth of 7% to 9%. The Company’s Animal Health business was spun off to shareholders as of February 7, 2019, and that business is classified as a discontinued operation for all current and prior periods presented.

•          Guidance for 2019 non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

The Company has provided guidance for 2019 diluted EPS on a non-GAAP basis as noted above. A reconciliation to the Company’s projected 2019 diluted EPS prepared on a GAAP basis is not provided because the Company is unable to provide such reconciliation for an estimate of restructuring costs without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized.

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The Company’s 2019 diluted EPS prepared on a GAAP basis will include the impact of such items as restructuring charges and any litigation settlement expenses and the tax effect of all such items. Management does not believe these items are representative of the Company’s underlying business performance. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

First Quarter 2019 Conference Call Webcast

The Company will hold a conference call to discuss first quarter 2019 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 19,000 Team Schein Members worldwide, the Company's network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that improve operational success and clinical outcomes. Our Business, Clinical, Technology, and Supply Chain solutions help office-based dental and medical practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

A FORTUNE 500 Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 31 countries. The Company's sales from continuing operations reached $9.4 billion in 2018, and have grown at a compound annual rate of approximately 13 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at  www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business

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and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions, dispositions and joint ventures, including the failure to achieve anticipated synergies/benefits; financial and tax risks associated with acquisitions, dispositions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:   Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 30,	March 31,
	2019	2018

Net sales	$2,360,268	$2,273,450
Cost of sales	1,608,578	1,554,321
Gross profit	751,690	719,129
Operating expenses:
Selling, general and administrative	574,608	554,214
Restructuring costs	4,641	2,675
Operating income	172,441	162,240
Other income (expense):
Interest income	4,771	3,453
Interest expense	(16,301)	(16,904)
Other, net	(419)	(750)
Income from continuing operations before taxes,
equity in earnings of affiliates and noncontrolling interests	160,492	148,039
Income taxes	(39,482)	(36,142)
Equity in earnings of affiliates	2,630	2,820
Net income from continuing operations	123,640	114,717
Income (loss) from discontinued operations	(8,996)	33,914
Net Income	114,644	148,631
Less: Net income attributable to noncontrolling interests	(5,227)	(3,183)
Less: Net income (loss) attributable to noncontrolling interests from discontinued operations	366	(5,230)
Net income attributable to Henry Schein, Inc.	$109,783	$140,218

Amounts attributable to Henry Schein, Inc:
Continuing operations	$118,413	$111,534
Discontinued operations	(8,630)	28,684
Net income attributable to Henry Schein, Inc.	$109,783	$140,218

Earnings per share from continuing operations attributable to Henry Schein, Inc.:

Basic	$0.79	$0.73
Diluted	$0.78	$0.72

Earnings (loss) per share from discontinued operations attributable to Henry Schein, Inc.:

Basic	$(0.06)	$0.19
Diluted	$(0.06)	$0.19

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.73	0.92
Diluted	$0.73	0.91

Weighted-average common shares outstanding:
Basic	150,257	153,106
Diluted	151,156	154,130

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 30,	December 29,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,115	$56,885
Accounts receivable, net of reserves of $52,205 and $53,121	1,193,054	1,168,776
Inventories, net	1,370,376	1,415,512
Prepaid expenses and other	457,566	451,033
Assets of discontinued operations	-	1,083,014
Total current assets	3,109,111	4,175,220
Property and equipment, net	315,393	314,221
Operating lease right-of-use asset, net	248,122	-
Goodwill	2,413,566	2,081,029
Other intangibles, net	654,668	376,031
Investments and other	404,004	420,367
Assets of discontinued operations	-	1,133,659
Total assets	$7,144,864	$8,500,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$695,204	$785,756
Bank credit lines	299,914	951,458
Current maturities of long-term debt	9,117	8,280
Operating lease liabilities	68,460	-
Liabilities of discontinued operations	-	577,607
Accrued expenses:
Payroll and related	210,016	242,876
Taxes	162,483	154,613
Other	433,582	498,237
Total current liabilities	1,878,776	3,218,827
Long-term debt	973,500	980,344
Deferred income taxes	76,850	27,218
Operating lease liabilities	187,308	-
Other liabilities	327,057	357,741
Liabilities of discontinued operations	-	62,453
Total liabilities	3,443,491	4,646,583

Redeemable noncontrolling interests	286,700	219,724
Redeemable noncontrolling interests of discontinued operations	-	92,432
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 480,000,000 shares authorized,
148,996,092 outstanding on March 30, 2019 and
151,401,668 outstanding on December 29, 2018	1,490	1,514
Additional paid-in capital	86,128	-
Retained earnings	2,859,182	3,208,589
Accumulated other comprehensive loss	(149,878)	(248,771)
Total Henry Schein, Inc. stockholders' equity	2,796,922	2,961,332
Noncontrolling interests	617,751	580,456
Total stockholders' equity	3,414,673	3,541,788
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,144,864	$8,500,527
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)
	Three Months Ended
	March 30,	March 31,
	2019	2018

Cash flows from operating activities:
Net income	$114,644	$148,631
Income (loss) from discontinued operations	(8,996)	33,914
Income from continuing operations	123,640	114,717
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	40,300	35,706
Stock-based compensation expense	7,110	7,699
Provision for losses on trade and other accounts receivable	1,784	2,783
Provision for deferred income taxes	7,932	4,666
Equity in earnings of affiliates	(2,630)	(2,820)
Distributions from equity affiliates	52,301	3,548
Changes in unrecognized tax benefits	3,214	2,413
Other	1,239	(5,087)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,580)	(11,688)
Inventories	77,881	(61,210)
Other current assets	(17,782)	9,688
Accounts payable and accrued expenses	(150,075)	(165,023)
Net cash provided by (used in) operating activities from continuing operations	133,334	(64,608)
Net cash used in operating activities from discontinued operations	(167,073)	(6,336)
Net cash used in operating activities	(33,739)	(70,944)

Cash flows from investing activities:
Purchases of fixed assets	(15,918)	(13,643)
Payments for equity investments and business
acquisitions, net of cash acquired	(603,973)	(364)
Proceeds from sale of equity investment	10,500	-
Proceeds/(payments) for loan to affiliate	15,940	(4,500)
Other	(3,076)	(3,421)
Net cash used in investing activities from continuing operations	(596,527)	(21,928)
Net cash used in investing activities from discontinued operations	(2,064)	(13,238)
Net cash used in investing activities	(598,591)	(35,166)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(652,117)	212,055
Proceeds from issuance of debt	741	100,000
Principal payments for long-term debt	(7,376)	(7,341)
Debt issuance costs	-	(30)
Proceeds from issuance of stock upon exercise of stock options	34	3,022
Payments for repurchases of common stock	(150,000)	-
Payments for taxes related to shares withheld for employee taxes	(9,671)	(15,012)
Distribution received related to Animal Health Spin-off	1,120,000	-
Proceeds related to Animal Health Share Sale	361,090	-
Proceeds from (distributions to) noncontrolling stockholders	52,205	(549)
Acquisitions of noncontrolling interests in subsidiaries	(6,057)	(261,433)
Payments to Henry Schein Animal Health Business	(224,773)	(23,503)
Net cash provided by financing activities from continuing operations	484,076	7,209
Net cash provided by financing activities from discontinued operations	148,053	20,550
Net cash provided by financing activities	632,129	27,759

Effect of exchange rate changes on cash & cash equivalents-continuing operations	10,347	1,572
Effect of exchange rate changes on cash & cash equivalents-discontinued operations	(2,240)	1,356
Net change in cash and cash equivalents from continuing operations	31,230	(77,755)
Net change in cash and cash equivalents from discontinued operations	(23,324)	2,332
Cash and cash equivalents, beginning of period	56,885	158,002
Cash and cash equivalents, end of period	$88,115	$80,247

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Exhibit A - QTD Sales

Henry Schein, Inc.
2019 First Quarter
Sales Summary
(in thousands)
(unaudited)

Q1 2019 over Q1 2018

Global	Q1 2019	Q1 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,546,468	$1,547,558	-0.1%	-3.9%	3.8%	0.6%	3.2%

Medical	683,660	640,400	6.8%	-0.2%	7.0%	1.9%	5.1%

Total Health Care Distribution	2,230,128	2,187,958	1.9%	-2.9%	4.8%	1.0%	3.8%

Technology and value-added services	115,510	85,492	35.1%	-1.7%	36.8%	34.7%	2.1%

Total excluding Corporate TSA Revenue	2,345,638	2,273,450	3.2%	-2.8%	6.0%	2.3%	3.7%

Corporate TSA revenues (1)	14,630	-	n/a	n/a	n/a	n/a	n/a
Total Global	$2,360,268	$2,273,450	3.8%	-2.8%	6.6%	2.3%	4.3%

North America	Q1 2019	Q1 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$923,594	$904,041	2.2%	-0.5%	2.7%	0.0%	2.7%

Medical	662,295	619,393	6.9%	0.0%	6.9%	2.0%	4.9%

Total Health Care Distribution	1,585,889	1,523,434	4.1%	-0.3%	4.4%	0.8%	3.6%

Technology and value-added services	98,917	69,241	42.9%	-0.1%	43.0%	42.1%	0.9%

Total excluding Corporate TSA Revenue	1,684,806	1,592,675	5.8%	-0.3%	6.1%	2.7%	3.4%

Corporate TSA revenues (1)	1,261	-	n/a	n/a	n/a	n/a	n/a
Total North America	$1,686,067	$1,592,675	5.9%	-0.2%	6.1%	2.6%	3.5%

International	Q1 2019	Q1 2018	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$622,874	$643,517	-3.2%	-8.7%	5.5%	1.5%	4.0%

Medical	21,365	21,007	1.7%	-8.2%	9.9%	0.0%	9.9%

Total Health Care Distribution	644,239	664,524	-3.1%	-8.7%	5.6%	1.4%	4.2%

Technology and value-added services	16,593	16,251	2.1%	-8.0%	10.1%	3.1%	7.0%

Total excluding Corporate TSA Revenue	660,832	680,775	-2.9%	-8.6%	5.7%	1.4%	4.3%

Corporate TSA revenues (1)	13,369	-	n/a	n/a	n/a	n/a	n/a
Total International	$674,201	$680,775	-1.0%	-8.7%	7.7%	1.5%	6.2%

(1)      Corporate TSA revenues represents sales of certain animal health products to Covetrus under the transition services agreement entered into in connection with the Animal Health spin-off, which we expect to continue through 2020.

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2019 First Quarter
Reconciliation of reported GAAP net income from continuing operations and diluted EPS from continuing operations attributable to Henry Schein, Inc.
to non-GAAP net income from continuing operations and
diluted EPS from continuing operations attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter
			%
	2019	2018	Growth (Decrease)
Net Income from continuing operations attributable to Henry Schein, Inc.	$118,413	$111,535	6.2%
Diluted EPS from continuing operations attributable to Henry Schein, Inc.	0.78	0.72	8.3%

Non-GAAP Adjustments
Restructuring costs - Pre-tax (1)	$4,641	$2,675
Income tax benefit for restructuring costs (1)	(1,160)	(642)
Tax credit related to Animal Health spin-off (2)	(1,333)	-
Total non-GAAP adjustments to Net Income from continuing operations	$2,148	$2,033

Non-GAAP adjustments to diluted EPS from continuing operations	0.01	0.01

Non-GAAP Net Income from continuing operations attributable to Henry Schein, Inc.	120,561	113,568	6.2%
Non-GAAP diluted EPS from continuing operations attributable to Henry Schein, Inc.	0.80	0.74	8.1%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  Earnings per share numbers may not sum due to rounding.

(1)      Represents Q1 2019 restructuring costs of $4,641, net of $1,160 tax benefit, resulting in an after-tax effect of $3,481and Q1 2018 restructuring costs of $2,675, net of $642 tax benefit, resulting in an after-tax effect of $2,033.

(2)      Represents a change in estimate of $1,333 to income tax expense related to a one-time tax expense recorded in Q4 2018 as a result of a reorganization of legal entities completed in preparation for the Animal Health spin-off, which was completed on February 7th, 2019.

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